UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2023

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Ste. 1200, Houston, TX 77098
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 281-454-3424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

April 6, 2023 Nasdaq Notice
On April 6, 2023, Bellicum Pharmaceuticals, Inc. (the “Company”) received notice (the “Stockholder’s Equity Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 does not satisfy the Nasdaq Capital Market continued listing requirement set forth in Nasdaq Listing Rule 5550(b)(1).

The Company has 45 calendar days from the date of the Stockholders’ Equity Notice to submit to Nasdaq a plan to regain compliance. The Company is currently evaluating whether to submit such a plan to Nasdaq. If the plan is submitted and accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Stockholders’ Equity Notice for the Company to provide evidence of compliance. If the plan is not accepted or the Company is not granted an extension, the Company will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Hearings Panel.

April 10, 2023 Nasdaq Notice
On April 10, 2023, the Company received notice (the “Bid Price Notice”) from Nasdaq advising the Company that for 30 consecutive trading days preceding the date of the Bid Price Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Company has 180 calendar days from the date of the Bid Price Notice to regain compliance with the Minimum Bid Price Requirement. If at any time during this 180 day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

If the Company does not regain compliance with the Minimum Bid Price Requirement within the initial 180 day compliance period, the Company may be eligible for an additional 180 calendar days to regain compliance if, on the last day of the initial compliance period, the Company meets the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and the Company notifies Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. If the Company does not indicate its intent to cure the deficiency, or if it does not appear to Nasdaq that it is possible for the Company to cure the deficiency, the Company will not be eligible for the second compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement within the applicable compliance period, the Company’s common stock will be subject to delisting. In addition, notwithstanding the foregoing, if during the initial compliance period or any additional compliance period the Company’s common stock has a closing bid price of $0.10 or less for ten consecutive trading days, the Company’s common stock will be subject to delisting.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that the Company will be able to regain compliance with either of Nasdaq’s continued listing requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: April 11, 2023	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer